Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Lillian D. Etzkorn, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI Industries Appoints Robert Hureau to Board of Directors

Elkhart, Indiana - July 20, 2026 - LCI Industries (NYSE: LCII), a leading supplier of engineered components to the recreation and transportation markets, today announced the appointment of Robert Hureau to the Company's Board of Directors as an additional independent director. Mr. Hureau will serve on the Audit Committee, the Risk Committee, and the Compensation and Human Capital Committee.

Mr. Hureau, 58, has served as President and Chief Executive Officer of Alamo Group Inc., a global leader in the design, manufacture, distribution, and service of high-quality industrial and vegetation management equipment essential for public and private infrastructure maintenance, and other applications, since September 2025.

Previously, Mr. Hureau served as Chief Executive Officer of American Trailer World ("ATW"), a privately held industrial manufacturer and retailer of trailers, truck equipment, and aftermarket parts, from April 2019 to March 2025, after serving as Executive Vice President and Chief Financial Officer from January 2018 to April 2019. Prior to joining ATW, Mr. Hureau held several executive leadership positions in both private and public companies, including Executive Vice President and Chief Financial Officer of Pharmaceutical Product Development, a global clinical research organization, and Senior Vice President and Chief Financial Officer of Sensata Technologies, a global manufacturer of highly engineered sensors and controls.

Mr. Hureau brings extensive executive leadership and financial expertise developed through decades of experience in global industrial and distribution businesses. He has deep knowledge of financial management, accounting, audit oversight, and risk management, along with significant experience serving in both Chief Executive Officer and Chief Financial Officer roles. He also offers valuable expertise in strategic planning, mergers and acquisitions, international operations, and large-scale business management, including logistics, procurement, and dealer and distributor networks.

"We are pleased to welcome Robert to our Board," said Ginnie Henkels, Chair of LCI Industries' Board of Directors. "We are confident that his broad leadership experience, financial acumen, and operational expertise will be a strong addition to our Board of Directors."

About LCI Industries

LCI Industries (NYSE: LCII) is a global leader in supplying engineered components to the outdoor recreation and transportation markets. We believe our innovative culture, advanced manufacturing capabilities, and dedication to enhancing the customer experience have established LCI Industries as a reliable partner for both OEM and aftermarket customers. For more information, visit www.lippert.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements". Statements in this press release that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements are based on current expectations and assumptions and are subject to a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, the risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company's subsequent filings with the Securities and Exchange Commission. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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